                                                                    Exhibit 25.1

                                                  Registration No.   333-

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      Statement of Eligibility Under the
                       Trust Indenture Act of 1939 of a
                   Corporation Designated to Act as Trustee

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
     SECTION 305(b)(2)   _____

                           First Union National Bank
              (Exact name of trustee as specified in its charter)

                           United States of America
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                  22-1147033
                    (I.R.S. Employer Identification Number)

                                One First Union
                           301 South College Street
                           Charlotte, North Carolina
                   (Address of principal executive offices)

                                     28288
                                  (Zip code)

                               Kevin M. Dobrava
                           First Union National Bank
                             Corporate Trust Group
                          5847 San Felipe, Suite 1050
                             Houston, Texas 77057
                                (713) 278-4320
           (Name, address and telephone number of agent for service)

                      Plains All American Pipeline, L. P.
           (Exact name of each obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  76-0669671
                     (I.R.S. Employer Identification No.)

                          333 Clay Street, Suite 2900
                             Houston, Texas  77002
                   (Address of principal executive offices)

                                     77002
                                  (Zip code)

                            Senior Debt Securities
                      (Title of the indenture securities)

Item 1. General information. Furnish the following information as to the trustee:

a. Name and address of each examining or supervising authority to which it is subject.

                NAME                                  ADDRESS

     Board of Governors of the Federal            Washington, D.C.
     Reserve System

     Comptroller of the Currency                  Washington, D.C.

     Federal Deposit Insurance                    Washington, D.C.
     Corporation

b.   Whether it is authorized to exercise corporate trust powers.

     The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

          As of______ (Insert date within 31 days).

               COL. A                           COL. B
               TITLE OF CLASS                   AMOUNT OUTSTANDING

      Not Applicable


Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a. Title of the securities outstanding under each such other indenture.

          Not Applicable.

b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not Applicable.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

          As of ________________ (Insert date within 31 days).

                                                     COL. D
                                     COL. C          PERCENTAGE OF VOTING
                                                     SECURITIES
COL. A           COL. B              AMOUNT OWNED    REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER    TITLE OF CLASS      BENEFICIALLY    IN COL. C

          Not Applicable.

Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

          As of __________________ (Insert date within 31 days).

                                                     COL. D
                                     COL. C          PERCENTAGE OF VOTING
                                                     SECURITIES
COL. A           COL. B              AMOUNT OWNED    REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER    TITLE OF CLASS      BENEFICIALLY    IN COL. C

          Not Applicable

Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

          As of __________________ (Insert date within 31 days).

                                        COL. C
                                        AMOUNT OWNED            COL.
                COL. B                  BENEFICIALLY OR         PERCENT OF CLASS
                WHETHER THE SECURITIES  HELD AS COLLATERAL      REPRESENTED BY
COL. A          ARE VOTING OR           SECURITY FOR            AMOUNT GIVEN
TITLE OF CLASS  NONVOTING SECURITIES    OBLIGATIONS IN DEFAULT  IN COL. C

          Not Applicable.

Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

          As of _________________ (Insert date within 31 days).

                                    COL. C                      COL. D
                                    AMOUNT OWNED BENEFICIALLY   PERCENT OF CLASS
COL. A                COL. B        OR HELD AS COLLATERAL       REPRESENTED BY
TITLE OF ISSUER       AMOUNT        SECURITY FOR OBLIGATIONS    AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING   IN DEFAULT BY TRUSTEE       IN COL. C

          Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

          As of __________________ (Insert date within 31 days).

                                    COL. C                      COL. D
                                    AMOUNT OWNED BENEFICIALLY   PERCENT OF CLASS
COL. A                COL. B        OR HELD AS COLLATERAL       REPRESENTED BY
TITLE OF ISSUER       AMOUNT        SECURITY FOR OBLIGATIONS    AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING   IN DEFAULT BY TRUSTEE       IN COL. C

          Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

          As of __________________ (Insert date within 31 days).

                                    COL. C                      COL. D
                                    AMOUNT OWNED BENEFICIALLY   PERCENT OF CLASS
COL. A                COL. B        OR HELD AS COLLATERAL       REPRESENTED BY
TITLE OF ISSUER       AMOUNT        SECURITY FOR OBLIGATIONS    AMOUNT GIVEN
AND TITLE OF CLASS    OUTSTANDING   IN DEFAULT BY TRUSTEE       IN COL. C

          Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

          As of  __________(Insert date within 31 days).

COL. A                             COL. B                        COL. C
NATURE OF INDEBTEDNESS             AMOUNT OUTSTANDING            DATE DUE

          Not Applicable

Item 13   Defaults by the Obligor.

a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          None.

b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          Not Applicable

Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not Applicable

Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not Applicable

Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

               1. Articles of Association of First Union National Bank as now in effect.*

               2. Certificate of Authority of the trustee to commence business.*

               3. Copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   Existing bylaws of the trustee.

               5.   Not Applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

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               9.   Not Applicable.

________________________

     * Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985 incorporated herein by reference.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas, on the 17/th/ day of August, 2001.

                         FIRST UNION NATIONAL BANK
                                         (Trustee)


                         By:  /s/ Kevin M. Dobrava
                           -------------------------------
                             Kevin M. Dobrava, Vice President
                                         (Name and Title)

                                   EXHIBIT 6

     First Union National Bank, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by Plains All American Pipeline, L.P. of its Senior Debt Securities to be issued hereby consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: August 17, 2001

                                FIRST UNION NATIONAL BANK


                                By: /s/ Kevin M. Dobrava
                                   -------------------------------------------
                                              Kevin M. Dobrava, Vice President

                                   EXHIBIT 4

                                  BY-LAWS OF

                           FIRST UNION NATIONAL BANK

                                 Charter No. 1


                            Effective June 19, 2001

                                  BY-LAWS OF

                           FIRST UNION NATIONAL BANK


                                   ARTICLE I

                           Meetings of Shareholders
                           ------------------------

     Section 1.1 Annual Meeting.  The annual meeting of the shareholders for the
     --------------------------
election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 1998, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

     Section 1.2 Special Meetings.  Except as otherwise specifically provided by
     ----------------------------
statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

     Section 1.3 Nominations for Directors.  Nominations for election to the
     -------------------------------------
Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4 Judges of Election.  The Board may at any time appoint from
     ------------------------------
among the shareholders three or more persons to serve as Judges of Election at any meeting of shareholders;

to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

     Section 1.5 Proxies.  Shareholders may vote at any meeting of the
     -------------------
shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.6 Quorum.  A majority of the outstanding capital stock,
     ------------------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II

                                   Directors
                                   ---------

     Section 2.1 Board of Directors.  The Board of Directors (hereinafter
     ------------------------------
referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

     Section 2.2 Number.  The Board shall consist of not less than five nor more
     ------------------
than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which, (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (2) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3 Organization Meeting.  The Secretary of the meeting upon
     --------------------------------
receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting from time to time, until a quorum is obtained.

     Section 2.4 Regular Meetings.  Regular meetings of the Board of Directors
     ----------------------------
shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday in February, April, June, August, October and December, commencing with the year 1997, at the main office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

     Section 2.5 Special Meetings.  Special meetings of the Board of Directors
     ----------------------------
may be called by the President of the Association, or at the request of three
(3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

     Section 2.6 Quorum.  A majority of the directors shall constitute a quorum
     ------------------
at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.7 Vacancies.  When any vacancy occurs among the directors, the
     ---------------------
remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     Section 2.8 Advisory Boards.  The Board of Directors may appoint  Advisory
     ---------------------------
Boards for each of the states in which the Association conducts operations.
Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such state with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate.

The senior officer in such state, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such state and may consult with the State Advisory Boards prior to such appointments.

                                  ARTICLE III

                            Committees of the Board
                            -----------------------

     Section 3.1  The Board of Directors, by resolution adopted by a majority of
     -----------
the number of directors fixed by these By-Laws, may designate two or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to stockholders of any action requiring stockholder approval.

     The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

     A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

                                  ARTICLE IV

                            Officers and Employees
                            ----------------------

     Section 4.1 Officers.  The officers of the Association may be a Chairman of
     --------------------
the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

     Section 4.2 Election, Term of Office, and Qualification.  Each officer
     -------------------------------------------------------
shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

     Section 4.2(a) Officers Acting as Assistant Secretary.  Notwithstanding
     -----------------------------------------------------
Section 1 of these By-laws, any Senior Vice President, Vice President, or Assistant Vice President shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Bank, and to such extent, said officers are appointed to the office of Assistant Secretary.

     Section 4.3 Chief Executive Officer.  The Board of Directors shall
     -----------------------------------
designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

     Section 4.4 Duties of Officers.  The duties of all officers shall be
     ------------------------------
prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

     Section 4.5 Other Employees.  The Board of Directors may appoint from time
     ---------------------------
to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

     Section 4.6 Removal and Resignation.  Any officer or employee of the
     -----------------------------------
Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.5. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                   ARTICLE V

                               Fiduciary Powers
                               ----------------

     Section 5.1 Capital Management Group.  There shall be an area of this
     ------------------------------------
Association known as the Capital Management Group which shall be responsible for the exercise of the fiduciary powers of this Association. The Capital Management Group shall consist of four service areas: Fiduciary Services, Retail Services, Investments and Marketing. The Fiduciary Services unit shall consist of personal trust, employee benefits, corporate trust and operations. The General Office for the Fiduciary Services unit shall be located in Charlotte, N.C., with additional Trust Offices in such locations as the Association shall determine from time to time.

     Section 5.2 Trust Officers.  There shall be a General Trust Officer of this
     --------------------------
Association whose duties shall be to manage, supervise and direct all the activities of the Capital Management Group. Further, there shall be one or more Senior Trust Officers designated to assist the General Trust Officer in the performance of his duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management Group in accordance with provisions of applicable law and regulation.


     Section 5.3 General Trust Committee.  There shall be a General Trust
     ------------------------------------
Committee composed of not less than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the business or affairs of the Capital Management Group and shall adopt overall policies for the conduct of the business of the Capital Management Group, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall appoint the members of the following subcommittees: the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, and Corporate and Institutional Accounts Committee. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the General Trust Committee shall review the fiduciary activities of the Capital Management Group and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Capital Management Group or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, or Corporate and Institutional Accounts Committee, or other committees it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of First Union Corporation, as they relate to the activities of the Capital Management Group. The Chairman of the General Trust Committee shall be appointed by the Chairman of the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary, approved by its Chairman and submitted to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. The Board of Directors retains responsibility for the proper exercise of this Association's fiduciary powers.

     Section 5.4 Investment Policy Committee.  There shall be an Investment
     ----------------------------------------
Policy Committee composed of not less than seven (7) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

     Section 5.5 Personal Trust Administration Committee.  There shall be a
     ----------------------------------------------------
Personal Trust Administration Committee composed of not less than five (5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Personal Trust Administration Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

     Section 5.6 Account Review Committee.  There shall be an Account Review
     -------------------------------------
Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

     Section 5.7 Corporate and Institutional Accounts Committee.  There shall be
     -----------------------------------------------------------
a Corporate and Institutional Accounts Committee composed of not less than five
(5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Corporate and Institutional Accounts Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

                                  ARTICLE VI

                         Stock and Stock Certificates
                         ----------------------------

     Section 6.1 Transfers.  Shares of stock shall be transferable on the books
     ---------------------
of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

     Section 6.2 Stock Certificates.  Certificates of stock shall bear the
     ------------------------------
signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                  ARTICLE VII

                                Corporate Seal
                                --------------

     Section 7.1  The President, the Cashier, the Secretary, or any Assistant
     -----------
Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form.

                                 ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

     Section 8.1 Fiscal Year.  The fiscal year of the Association shall be the
     -----------------------
calendar year.

     Section 8.2 Execution of Instruments.  All agreements, indentures,
     ------------------------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Vice President or Assistant Vice President, the Secretary or any Assistant Secretary, the Cashier or Treasurer or any Assistant Cashier or Assistant Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles); provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

     Section 8.3 Records.  The Articles of Association, the By-laws, and the
     -------------------
proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE IX

                                    By-laws
                                    -------

     Section 9.1 Inspection.  A copy of the By-laws, with all amendments
     ----------------------
thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

     Section 9.2 Amendments.  The By-laws may be amended, altered or repealed,
     ----------------------
at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

                                   Exhibit A
                                   ---------


                           First Union National Bank
                                   Article X
                               Emergency By-laws

     In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

                       OFFICERS PRO TEMPORE AND DISASTER

     Section 1. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

     Section 2. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of
Article II of these By-laws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under
Section 5.3 of Article V hereof. In the event of the unavail- ability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                              Officer Succession

     BE IT RESOLVED, that if consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located by the then acting Head Officer or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

     Chairman

     President
     Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

     Any one of the above persons who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Head Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

     BE IT FURTHER RESOLVED, that anyone dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three officers of the Association.

                              Alternate Locations

     The offices of the Association at which its business shall be conducted shall be the main office thereof in each city which is designated as a City Office (and branches, if any), and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                              Acting Head Offices

     BE IT RESOLVED, that in case of and provided because of war or warlike damage or disaster, the General Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Raleigh office, located in Raleigh, North Carolina, shall automatically and without further action of this Board of Directors, become the "Acting Head Office of this Association";

     BE IT FURTHER RESOLVED, that if by reason of said war or warlike damage or disaster, both the General Office of this Association and the said Raleigh Office of this Association are unable to carry on their functions, then and in such case, the Asheville Office of this Association, located in Asheville, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office nor the Asheville Office can carry on their functions, then the Greensboro Office of this Association, located in Greensboro, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office, the Asheville Office, nor the Greensboro Office can carry on their functions, then the Lumberton Office of this Association, located in Lumberton, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association". The Head Office shall resume its functions at its legally authorized location as soon as practicable.

                                   EXHIBIT 7
                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank at the close of business on June 30, 2001 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

Statement of Resources and Liabilities

                                    ASSETS
                                                                 Thousand of Dollars
                                                                 -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.........          9,537,000
  Interest-bearing balances..................................          1,509,000
Securities...................................................          /////////
  Held-to-maturity securities................................                  0
  Available-for-sale securities..............................         45,221,000
Federal funds sold and securities purchased under agreements          //////////
  to resell..................................................          6,315,000
Loans and lease financing receivables:
Loan and leases, net of unearned income......................        122,125,000
LESS: Allowance for loan and lease losses....................          1,740,000
LESS: Allocated transfer risk reserve........................                  0
Loans and leases, net of unearned income, allowance, and
  reserve....................................................        120,385,000
Assets held in trading accounts..............................         19,000,000
Premises and fixed assets (including capitalized leases).....          2,742,000
Other real estate owned......................................            100,000
Investment in unconsolidated subsidiaries and associated              //////////
  companie...................................................            316,000
Customer's liability to this bank on acceptances
  outstanding................................................            856,000
Intangible assets............................................          2,329,000
Other assets.................................................         12,844,000
Total assets.................................................        227,646,000
                                LIABILITIES
Deposits:
     In domestic offices.....................................        131,429,000
       Noninterest-bearing...................................         20,764,000
       Interest-bearing......................................        110,665,000
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs................................................         11,657,000
       Noninterest-bearing...................................             80,000
       Interest-bearing......................................         11,577,000
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and IBFs
     Federal fund purchased..................................         19,794,000
     Securities sold under agreements to repurchase..........
Trading liabilities..........................................         11,908,000
Other borrowed money:...............................                  22,811,000
Bank's liability on acceptances executed and outstanding.....            859,000
Subordinated notes and debentures...........................           5,993,000
Other liabilities............................................          6,513,000
Total liabilities............................................        210,964,000
Minority interest in consolidated subsidiaries ..............            964,000

                                EQUITY CAPITAL
Perpetual preferred stock and related surplus................            161,000
Common Stock.................................................            455,000
Surplus......................................................         13,309,000
Retained earnings............................................          1,877,000
Accumulated other comprehensive income.......................            (84,000)

Total equity capital.........................................     15,718,000
Total liabilities, limited-life preferred stock and equity...      /////////
  capital....................................................    227,646,000